UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2024

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1781 Flight Way	Tustin	CA	92782
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number including area code: (888) 393-8248
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) The annual meeting of stockholders of the Company (the “Annual Meeting”) was held on June 13, 2024.
(b) At the Annual Meeting, the Company’s stockholders (i) elected the eight nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (“Election of Directors”), (ii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Auditor Ratification”) and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 26, 2024 (“Advisory Compensation Vote”). Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

	For	Against	Abstain	Broker Non-Votes
Craig A. Barbarosh	178,428,516	5,521,821	274,585	20,348,072
Katie Cusack	182,845,024	1,157,705	222,193	20,348,072
Michael J. Foster	178,035,739	5,953,979	235,204	20,348,072
Lynne S. Katzmann	178,856,098	5,143,790	225,034	20,348,072
Ann Kono	183,255,819	746,479	222,624	20,348,072
Jeffrey A. Malehorn	181,745,903	2,233,784	245,235	20,348,072
Richard K. Matros	174,454,780	7,542,822	2,227,320	20,348,072
Clifton J. Porter II	182,591,758	1,400,982	232,182	20,348,072

Auditor Ratification

For	Against	Abstain	Broker Non-Votes
202,131,049	2,268,764	173,181	—

Advisory Compensation Vote

For	Against	Abstain	Broker Non-Votes
173,769,737	10,001,666	453,519	20,348,072

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: June 13, 2024	/S/ MICHAEL COSTA
	Name:	Michael Costa
	Title:	Chief Financial Officer, Secretary and Executive Vice President